                                                                EXHIBIT 99(d)(1)


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              DANAHER CORPORATION
                                  ("Parent"),

                           KING DC ACQUISITION CORP.,
                                 ("Purchaser"),

                                      and

                             KOLLMORGEN CORPORATION
                                (the "Company")

                                  May 4, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

THE OFFER......................................................................2

Section 1.1           The Offer................................................2
Section 1.2           Company Actions..........................................3
Section 1.3           Directors................................................4


                                   ARTICLE TWO

THE MERGER.....................................................................5

Section 2.1           The Merger...............................................5
Section 2.2           Effective Time...........................................5
Section 2.3           Effects of the Merger....................................5
Section 2.4           Certificate of Incorporation and By-Laws
                        of the Surviving Corporation...........................6
Section 2.5           Directors................................................6
Section 2.6           Officers.................................................6
Section 2.7           Conversion of Common Shares..............................6
Section 2.8           Conversion of Purchaser Common Stock.....................6
Section 2.9           Options; Stock Plans.....................................7
Section 2.10          Shareholders' Meeting....................................7
Section 2.11          Merger Without Meeting of Shareholders...................8


                                  ARTICLE THREE

DISSENTING SHARES; PAYMENT FOR SHARES..........................................8

Section 3.1           Dissenting Shares........................................8
Section 3.2           Payment for Common Shares................................8


                                  ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................9

Section 4.1           Organization and Qualification; Subsidiaries.............9
Section 4.2           Capitalization; Subsidiaries............................10

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Section 4.3           Authority Relative to this Agreement
                        and Related Matters...................................11
Section 4.4           No Conflict; Required Filings and Consents..............11
Section 4.5           SEC Reports and Financial Statements....................12
Section 4.6           Environmental Matters...................................13
Section 4.7           Compliance with Applicable Laws.........................15
Section 4.8           Change of Control.......................................16
Section 4.9           Litigation..............................................16
Section 4.10          Information.............................................16
Section 4.11          Certain Approvals.......................................17
Section 4.12          Employee Benefit Plans..................................17
Section 4.13          Intellectual Property...................................20
Section 4.14          Taxes...................................................21
Section 4.15          Absence of Certain Changes..............................22
Section 4.16          Labor Matters...........................................22
Section 4.17          Relationships with Customers, Suppliers,
                        Distributors and Sales Representatives................23
Section 4.18          Contracts...............................................23
Section 4.19          Rights Agreement........................................24
Section 4.20          Product Recalls.........................................24
Section 4.21          Brokers.................................................24
Section 4.22          Opinion of Financial Advisor............................24
Section 4.23          Year 2000 Compliance....................................24
Section 4.24          Government Contracts....................................24
Section 4.25          Government Contracting Audits...........................27


                                  ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER....................27

Section 5.1           Organization and Qualification..........................27
Section 5.2           Authority Relative to this Agreement....................28
Section 5.3           No Conflict; Required Filings and Consents..............28
Section 5.4           Information.............................................29
Section 5.5           Financing...............................................29
Section 5.6           Ownership of Purchaser; No Prior Activities.............29


                                   ARTICLE SIX

COVENANTS.....................................................................30

Section 6.1           Conduct of Business of the Company......................30
Section 6.2           Access to Information...................................32
Section 6.3           Efforts.................................................33
Section 6.4           Public Announcements....................................34
Section 6.5           Employee Benefit Arrangements...........................34

Section 6.6           Indemnification.........................................35
Section 6.7           Notification of Certain Matters.........................36
Section 6.8           Rights Agreement........................................36
Section 6.9           State Takeover Laws.....................................36
Section 6.10          No Solicitation.........................................36
Section 6.11          Parent Agreement Concerning Purchaser...................37
Section 6.12          Convertible Debentures..................................38


                                  ARTICLE SEVEN

CONDITIONS TO CONSUMMATION OF THE MERGER......................................38

Section 7.1           Conditions..............................................38


                                  ARTICLE EIGHT

TERMINATION; AMENDMENTS; WAIVER...............................................38

Section 8.1           Termination.............................................38
Section 8.2           Effect of Termination...................................40
Section 8.3           Fees and Expenses.......................................40
Section 8.4           Amendment...............................................40
Section 8.5           Extension; Waiver.......................................41


                                  ARTICLE NINE

MISCELLANEOUS.................................................................41

Section 9.1           Non-Survival of Representations and Warranties..........41
Section 9.2           Entire Agreement; Assignment............................41
Section 9.3           Validity................................................41
Section 9.4           Notices.................................................41
Section 9.5           Governing Law; Jurisdiction.............................42
Section 9.6           Descriptive Headings....................................43
Section 9.7           Counterparts............................................43
Section 9.8           Parties in Interest.....................................43
Section 9.9           Certain Definitions.....................................43
Section 9.10          Specific Performance....................................43

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 4, 2000, by and among Danaher Corporation, a Delaware corporation ("Parent"), King DC Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Kollmorgen Corporation, a New York corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, pursuant to this Agreement the Purchaser has agreed to commence a tender offer (the "Offer") to purchase all of the Company's common stock, par value $2.50 per share (the "Common Shares"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of December 20, 1988, amended and restated as of March 27, 1990, amended and restated as of October 22, 1998, and further amended and restated as of December 13, 1999 between the Company and BankBoston, N.A., as Rights Agent (the "Rights Agreement") (which Rights together with the Common Shares are hereinafter referred to as the "Shares"), at a price per Share of $23.00 net to the seller in cash (such amount or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the "Offer Price");

          WHEREAS, the Board of Directors of the Company (the "Company Board") has, on the terms and subject to the conditions set forth herein, unanimously
(i) approved the Offer and the Merger (as hereinafter defined), (ii) adopted this Agreement and is recommending that the Company's shareholders accept the Offer, the Merger, tender their Shares to the Purchaser and approve this Agreement;

          WHEREAS, the respective Boards of Directors of the Purchaser and the Company and Parent as the sole Shareholder of the Purchaser have approved the merger of the Purchaser with and into the Company with the Company as the surviving corporation, as set forth below (the "Merger"), in accordance with the Business Corporation Law of the State of New York (the "BCL"), and upon the terms and subject to the conditions set forth in this Agreement, whereby each of the issued and outstanding Common Shares not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive the Offer Price in cash; and

          WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:

                                  ARTICLE ONE

                                   THE OFFER


        SECTION 1.1  The Offer.
                     ---------
        (a) Provided that this Agreement shall not have been terminated in accordance with Article Eight hereof and none of the events set forth in Annex I hereto (the "Tender Offer Conditions") shall have occurred, as promptly as reasonably practicable, but in no event later than May 15, 2000, Parent shall cause the Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder), the "Exchange Act") an offer to purchase all outstanding Shares at the Offer Price, shall, upon commencement of the Offer but after affording the Company a reasonable opportunity to review and comment thereon, file Schedule TO and all other necessary documents with the Securities and Exchange Commission (the "SEC") and make all deliveries, mailings and telephonic notices required by Rule 14d-3 under the Exchange Act, in each case in connection with the Offer (the "Offer Documents") and shall use its reasonable best efforts to consummate the Offer, subject to the terms and conditions thereof. The obligation of the Purchaser to accept for payment or pay for any Shares tendered pursuant to the Offer will be subject only to the satisfaction or waiver of the conditions set forth in Annex I hereto.

        (b) Without the prior written consent of the Company, the Purchaser shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Common Shares. The Offer shall remain open until the date that is 20 business days (as such term is defined in Rule 14d-1(c)(6) under the Exchange Act) after the commencement of the Offer (the "Expiration Date"), unless the Purchaser shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, the two succeeding sentences or as may be required by applicable law, in which event the term "Expiration Date" shall mean the latest time and date as the Offer, as so extended, may expire. If at any Expiration Date, any of the Tender Offer Conditions is not satisfied or waived by the Purchaser, the Purchaser may extend the Offer from time to time; provided, however, that, on the scheduled
                             --------  -------
expiration date of the Offer, (i) if the waiting period under the HSR Act or under any material applicable foreign statutes or regulations applicable to the Merger shall have not expired or been terminated, the Purchaser shall extend the Offer from time to time until the expiration or termination under the HSR Act or any other applicable foreign statutes or regulations, (ii) if any of the conditions set forth in paragraphs (a) or (b) of Annex I hereto shall have occurred and be continuing, the Purchaser shall extend the Offer from time to time until the earlier of (A) five business days after the time such condition shall no longer exist or (B) such time at which the matters described in such paragraphs (a) or (b) shall have become final and nonappealable; or (iii) if all of the Tender Offer Conditions are satisfied and more than 70% but less than 90% of the outstanding Common Shares on a fully diluted basis (excluding Options (as defined herein) which are not exercisable for 30 days) have been validly tendered and not withdrawn in the Offer, the Purchaser shall have the right, in its sole discretion, to extend the Offer from time to time up to a maximum of seven additional business days in the aggregate. Subject to the terms of the Offer and this Agreement and the satisfaction of all the Tender Offer Conditions as of any Expiration Date, the Purchaser will accept for payment and pay for all Shares validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after such expiration date of the Offer. Without the prior written consent of the Company, the Purchaser shall not accept for payment or pay for any Shares in the Offer if, as a result, Purchaser would acquire less than the number of Shares necessary to satisfy the Minimum Condition (as defined in Annex I hereto).

        (c) Parent and the Purchaser represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to shareholders of the Company, in each case, as and to the extent required by applicable federal securities laws.

        SECTION 1.2  Company Actions.
                     ---------------

        (a) The Company shall, after affording Parent a reasonable opportunity to review and comment thereon, file with the SEC and mail to the holders of Common Shares, as promptly as practicable on the date of the filing by Parent and the Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") reflecting the recommendation of the Company Board that holders of Shares tender their Shares pursuant to the Offer and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D-9 will set forth, and the Company hereby represents, that the Company Board, at a meeting duly called and held at which a quorum was present throughout, has unanimously (i) determined that each of the transactions contemplated hereby, including each of the Offer and the Merger, is fair to and in the best interests of the Company and its shareholders, (ii) approved the Offer and adopted this Agreement in accordance with the BCL, (iii) recommended acceptance of the Offer and approval of this Agreement by the Company's shareholders (if such approval is required by applicable law), and
(iv) taken all other action necessary to render the Rights inapplicable to the Offer and the Merger; provided, however, that such recommendation and approval
                      --------  -------
may be withdrawn, modified or amended only prior to the acceptance of payment of Common Shares pursuant to the Offer, and only to the extent that the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would result in a breach of the Company Board's fiduciary obligations under applicable law. The Company further represents that, as of the date of this Agreement, Salomon Smith Barney Inc. ("SSB"), the Company's financial advisor, has delivered to the Company Board its written opinion that, as of the date of this Agreement, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates) pursuant to the Offer and the Merger is fair to such holders from a financial point of view, a copy of the written opinion of which such advisor has consented to include in the Schedule 14D-9. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.2(a).

        (b) The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities law.

        (c) In connection with the Offer, the Company will promptly furnish the Purchaser with mailing labels, security position listings, any available non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Common Shares as of the most recent practicable date and shall furnish the Purchaser with such additional available information (including, but not limited to, updated lists of holders of Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the Company's record and beneficial shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, the Purchaser and their affiliates, associates, agents and advisors, shall keep such information confidential and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger and, should the Offer terminate or if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

        SECTION 1.3  Directors.
                     ---------

        (a) Subject to compliance with applicable law, promptly upon the payment by the Purchaser for Shares pursuant to the Offer representing at least such number of Shares as shall satisfy the Minimum Condition, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Common Shares then outstanding, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided,
                                                                       --------
however, that prior to the Effective Time (as defined in Section 2.2), the
-------
Company Board shall always have at least two members who are not officers, directors, employees or designees of the Pur-chaser or any of its affiliates, including the Company ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below two prior to the Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate a person to fill such vacancy who is not a Purchaser Insider and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

        (b) The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent will supply to the Company any information with respect to itself and its officers, directors and affiliates required by such Section and Rule.

        (c) Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders (or in the case where there are two or fewer directors who are not Purchaser Insiders, the concurrence of one director who is not a Purchaser Insider) if such amendment, termination, extension or waiver could be reasonably likely to have an adverse effect on the minority shareholders of the Company.


                                  ARTICLE TWO

                                   THE MERGER

        SECTION 2.1  The Merger.  Upon the terms and subject to the
                     ----------
satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the BCL, at the Effective Time the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"), and shall continue its corporate existence under the laws of the State of New York.

        SECTION 2.2  Effective Time.  As soon as practicable after the
                     --------------
satisfaction or waiver of the conditions set forth in Sections 7.1(a) and 7.1(b), but subject to Sections 7.1(c) and 7.1(d), the Merger shall become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of New York. The parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to herein as the "Effective Time."

        SECTION 2.3  Effects of the Merger.  At and after the Effective Time
                     ---------------------
the Merger shall have the effects set forth in Section 906 of the BCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 2.4  Certificate of Incorporation and By-Laws of the Surviving
                     ---------------------------------------------------------
Corporation.
-----------

        (a) The Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended, subject to the provisions of Section 6.6 of this Agreement, in accordance with the provisions thereof and hereof and applicable law.

        (b) The By-Laws of the Purchaser in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended, subject to the provisions of Section 6.6 of this Agreement, in accordance with the provisions thereof and applicable law.

        SECTION 2.5  Directors.  Subject to applicable law, the directors of the
                     ---------
Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        SECTION 2.6  Officers.  The individuals specified by Parent prior to the
                     --------
Effective Time shall, subject to applicable law, be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        SECTION 2.7  Conversion of Common Shares.  At the Effective Time, by
                     ---------------------------
virtue of the Merger and without any action on the part of the holders thereof, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) any Common Shares held by Parent, the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto and (ii) Dissenting Shares (as defined in Section 3.1)), shall be cancelled and retired and shall be converted into the right to receive the Offer Price in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Common Share.

        SECTION 2.8  Conversion of Purchaser Common Stock.  The Purchaser has
                     ------------------------------------
outstanding 10 shares of common stock, par value $.01 per share, all of which are entitled to vote with respect to approval of this Agreement. At the Effective Time, each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

        SECTION 2.9  Options; Stock Plans.  Prior to the Effective Time, the
                     --------------------
Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation or exercise, effective at the Effective Time, of all the outstanding stock options or similar rights (the "Options") heretofore granted under any stock option or similar plan of the Company (the "Stock Plans"), without any payment therefor except as otherwise provided in this Section 2.9. Immediately prior to the Effective Time, the Company shall accelerate the vesting of all unvested Options and each then vested Option shall thereafter no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefor, to a payment in cash by the Company (subject to any applicable withholding taxes), at the Effective Time, equal to the product of
(i) the total number of Common Shares subject to such vested Option and (ii) the excess, if any, of the Merger Price (or such greater price as provided in an applicable option agreement) over the exercise price per Common Share subject to such vested Option (such amounts payable hereunder being referred to as the "Cash Payment"). All other Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will use its reasonable best efforts to obtain all necessary consents to ensure that after the Effective Time, holders of Options will have no rights other than the rights of the holders of vested Options to receive the Cash Payment in cancellation and settlement thereof.

        SECTION 2.10  Shareholders' Meeting.
                      ---------------------
        (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

                (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its shareholders and
        (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                (iii) subject to Section 1.2(a), include in the Proxy Statement the recommendation of the Company Board that shareholders of the Company vote in favor of the approval of this Agreement; and

                (iv) include in the Proxy Statement the opinion of SSB referred to in Section 1.2(a).

        (b) Parent agrees that it will vote, or cause to be voted, all of the Common Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and of this Agreement.

        SECTION 2.11  Merger Without Meeting of Shareholders.  Notwithstanding
                      --------------------------------------
Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding Common Shares pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer without a meeting of shareholders of the Company, in accordance with Section 905 of the BCL.


                                 ARTICLE THREE

                     DISSENTING SHARES; PAYMENT FOR SHARES

        SECTION 3.1  Dissenting Shares.  Notwithstanding Section 2.7, Common
                     -----------------
Shares outstanding immediately prior to the Effective Time and held by a holder who has the right to receive payment of the fair value of his shares pursuant to
Section 910 of the BCL and has complied with the provisions of Section 623 of the BCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Price, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Common Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Price. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

        SECTION 3.2  Payment for Common Shares.
                     -------------------------

        (a) From and after the Effective Time, such bank or trust company as shall be designated by Parent and reasonably acceptable to the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Common Shares entitled to payment of the Merger Price pursuant to Section 2.7. Promptly following the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to Section 2.7.

        (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and instructions for use in surrendering such Certificates and receiving the Merger Price in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate the Merger Price multiplied by the number of Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Common Shares held by Parent or the Purchaser, any wholly owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company or Dissenting Shares) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Common Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Common Shares shall pay to the Paying Agent any transfer or other similar taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

        (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Common Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest thereon.

        (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price relating thereto, as provided in this Article Three.


                                 ARTICLE FOUR

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and the Purchaser as follows:

        SECTION 4.1  Organization and Qualification; Subsidiaries.  The
                     --------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and, except as set forth on Section 4.1 of the Company Disclosure Schedule, is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change in or effect on the business, financial condition or results of operations of the Company or any of its subsidiaries that would reasonably be expected to be materially adverse to the Company and its subsidiaries taken as a whole; provided, however, that
                                                   --------  -------
"Material Adverse Effect on the Company" shall not include any change, effect, condition, event or circumstance to the extent attributable to (i) changes, effects, conditions, events or circumstances that generally affect the industries in which the Company operates, (ii) general economic conditions or change, effects, conditions or circumstances affecting the U.S. securities markets generally or (iii) changes, effects, conditions, events or circumstances arising from the announcement of the execution of this Agreement. The Company has heretofore provided or made available to Parent and the Purchaser a complete and correct copy of the Restated Certificate of Incorporation and the By-Laws or comparable organizational documents, each as amended to the date hereof, of the Company and each of its United States subsidiaries and has provided a complete and correct copy of the Rights Agreement as amended to the date hereof.

        SECTION 4.2  Capitalization; Subsidiaries.  The authorized capital
                     ----------------------------
stock of the Company consists of 25,000,000 Common Shares and 500,000 shares of preferred stock of a par value of $1.00 per share ("Preferred Stock"). As of the close of business on May 2, 2000, 10,357,822 Common Shares were issued and outstanding, all of which are entitled to vote on this Agreement, and 425,711 Common Shares were held in treasury. The Company has no shares of Preferred Stock issued and outstanding. As of May 4, 2000, there were 1,538,545 Shares reserved for issuance pursuant to outstanding Options and rights granted under the Stock Plans. Section 4.2 of the Disclosure Schedule delivered to Parent by the Company prior to the date hereof (the "Company Disclosure Schedule") sets forth the holders of all outstanding Options and the number, exercise prices and expiration dates of each grant to such holders. Since January 1, 2000, the Company has not issued any shares of capital stock except pursuant to the exercise of Options outstanding as of such date, except for issuance of director fee shares in the ordinary course consistent with past practice. All the outstanding Common Shares are, and all Common Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except for the 8 3/4% Convertible Debentures Due 2009 (the "Convertible Debentures"), there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. Except as set forth in this
Section 4.2, and except for the Rights and the Convertible Debentures, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Ex-cept as contemplated by this Agreement or the Rights Agreement and except for the Company's obligations in respect of the Options under the Stock Plans, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 4.2 of the Company Disclosure Schedule, such shares of the Company's subsidiaries are owned by the Company or by another subsidiary of the Company or by a Director as qualifying shares (all of which are owned beneficially by the Company) in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"). Set forth in Section 4.2 of the Company Disclosure Schedule is a complete and correct list of each subsidiary (direct or indirect) of the Company and each entity in which the Company owns, directly or indirectly, any equity interest.

        SECTION 4.3  Authority Relative to this Agreement and Related Matters.
                     --------------------------------------------------------
The Company has all necessary corporate power and authority to execute and deliver this Agreement and, except for any required approval by the Company's shareholders in connection with consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the affirmative vote of the holders of two-thirds of the then outstanding Common Shares entitled to vote thereon, to the extent required by applicable law and the filing of the certificate of merger pursuant to the BCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        SECTION 4.4  No Conflict; Required Filings and Consents.
                     ------------------------------------------

        (a) Assuming (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any foreign or supranational antitrust laws are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met, (iii) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the BCL, is made, (iv) the requirements under applicable security and export control regulations are met and (v) with respect to the Merger, approval of this Agreement by the holders of two-thirds of the outstanding Common Shares, if required by the BCL, is received, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) except as disclosed on
Section 4.4(a) of the Company Disclosure Schedule, conflict with or violate in any material respect any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or
(iii) except as disclosed on Section 4.4(a) of the Company Disclosure Schedule, result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, or the creation of any Lien on any of the properties or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, other than, in the case of clause (ii) or (iii) above, any such Violations that, individually or in the aggregate, would not (A) reasonably be expected to have a Material Adverse Effect on the Company, (B) materially impair the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay consummation of the Offer or the Merger.

        (b) Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (each a "Governmental Entity"), including, without limitation, the U.S. Departments of Defense, State and Commerce except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the certificate of merger pursuant to the BCL,
(iii) compliance with the HSR Act and any requirements of any foreign or supranational antitrust laws, and (iv) such filings, authorizations, orders and approvals as to which failure to obtain or make would not (x) reasonably be expected to have a Material Adverse Effect on the Company or (y) prevent or materially delay the consummation of the Offer or the Merger.

        SECTION 4.5  SEC Reports and Financial Statements.
                     ------------------------------------

        (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC since January 1, 1998 (as they have been amended since the time of their filing, and including any documents filed as exhibits thereto, collectively, the "SEC Reports") and complete and correct copies of all such forms, reports, schedules, registration statements, and proxy statements are available to Parent through public sources. As of their respective dates, the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (b) The consolidated balance sheets as of December 31, 1999 and 1998 and the consolidated statements of income, common shareholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1999 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K for the fiscal year ended December 31, 1999 (the "1999 Financial Statements") present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein and were prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, including the related notes.

        (c) Except as reflected, reserved against or otherwise disclosed in the 1999 Financial Statements or as set forth in Section 4.5(c) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) other than liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999 which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

        (d) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

        (e) Proper accounting controls are, and since January 1, 1996, have been, in place to ensure that no portion of any international sales representative commission or contingent fee or other payment is included, directly or indirectly, in the contract price of any sale to the United States Government pursuant to the Foreign Military Sales ("FMS") program, or any sale to a foreign government financed in whole or in part with funding from the U.S. Foreign Military Finance ("FMF") program, except as permitted thereunder.

        (f) All payments to international sales representatives since January 1, 1996 including commission and contingent fee payments to international sales representatives or others on FMS and FMF contracts, (i) have been accurately reported in all material respects on the Company books and records, and (ii) have been made consistent in all material respects with all applicable United States and foreign laws and regulations.

        SECTION 4.6  Environmental Matters.
                     ---------------------

        Except as may be set forth in Section 4.6 of the Company Disclosure
Schedule:

        (a) The business and operations of the Company and its subsidiaries comply with all applicable Environmental Laws; the Company and its subsidiaries have obtained all Governmental Permits relating to Environmental Laws necessary for the operation of their businesses; and all such Governmental Permits are in full force and effect and the Company and its subsidiaries are in compliance with such permits except, in the case of each of the foregoing, for such events as would not reasonably be expected to, individually or in the aggregate, have a Material

Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has received written notice of, or, to the knowledge of the Company, is subject to, any ongoing or currently applicable investigation by, order from or written claim by any person (including without limitation any Governmental Entity or prior owner or operator of any of the Company Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim arising from the Release or threatened Release of a Contaminant into the environment except as would not reasonably be expected to individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has been served with any pending judicial or administrative proceeding, order, judgment or decree, or entered into a settlement alleging or addressing a violation of or liability under any Environmental Law, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

        (b) Neither the Company nor any of its subsidiaries has (i) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent; (ii) filed a notice pursuant to Section 103(c) of CERCLA; or
(iii) filed any notice under any applicable Environmental Law reporting a violation of any applicable Environmental Law. There is not now with respect to the operations of the Company or any of its subsidiaries, nor to the knowledge of the Company has there ever been, on or in any Company Property: (A) any Release, (B) any treatment, recycling, disposal or storage, other than short term storage prior to removal by a licensed transporter for off-site disposal, of any hazardous waste, as that term is defined under RCRA or any state equivalent, or (C) any underground storage tank or surface impoundment or landfill or waste pile, except, in the case of each of the foregoing, for such events which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

        (c) Except as set forth on Section 4.6(c) of the Company Disclosure Schedule, to the knowledge of the Company, there is not now on or in any Company Property any polychlorinated biphenyls (PCB) used in the Company's operations in pigments, hydraulic oils, electrical transformers or other equipment except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

        (d) To the knowledge of the Company, any asbestos-containing material or presumed asbestos-containing material which is on or part of any Company Property presently owned, leased or operated by the Company or any of its subsidiaries, as currently configured and operated, is in good repair according to the current standards and practices governing such material, and its presence or condition does not materially violate any currently applicable Environmental Law. None of the products manufactured, distributed or sold by the Company or any of its subsidiaries contained asbestos or asbestos-containing material.

        (e) For purposes of this Section:

                (i) "Company Property" means any real property, plant, building or facility now or, to the Company's knowledge, previously owned, leased or operated primarily by the Company or any of its present or, to the Company's knowledge, past subsidiaries.

                (ii) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, in effect as of the Closing Date, and any regulations promulgated thereunder in effect as of the Closing Date.

                (iii) "Contaminant" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, hazardous material or any constituent of any such substance, waste or material, in each case to the extent regulated by Environmental Law.

                (iv) "Environmental Law" means all foreign, federal, state and local laws or regulations relating to or addressing the environment or health and safety as related to Contaminants, including but not limited to CERCLA, OSHA and RCRA and any foreign or state equivalent thereof.

                (v) "Governmental Permits" means any permits, licenses, certificates, orders, consents, authorizations, and other approvals from, or required by, any Governmental Entity that are used by, or are necessary to own and to operate, the business of the Company and its subsidiaries as currently configured and operated, together with any applications for the issuance, renewal, modification or extension thereof and all supporting information and analyses.

                (vi) "OSHA" means the Occupational Safety and Health Act, as amended, and any regulations promulgated thereunder, in each case in effect as of the Closing Date.

                (vii) "RCRA" means the Resource Conservation and Recovery Act, as amended, and any regulations promulgated thereunder, in each case in effect as of the Closing Date.

                (viii) "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater of Company Property.

        SECTION 4.7  Compliance with Applicable Laws.  (a)  Except with respect
                     -------------------------------
to Environmental Laws (which are covered in Section 4.6), and except as set forth on Section 4.7 of the Company Disclosure Schedule the Company and its subsidiaries hold all permits, registrations, clearances, licenses, variances, exemptions, orders and approvals of all Governmental Entities material to the Company and required for them to own their assets, conduct their business, and perform their contracts (the "Company Permits"). The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits. Except with respect to Environmental Laws which are covered in
Section 4.6, the business operations of the Company and its subsidiaries have been conducted in compliance in all respects material to the Company with all laws, ordinances and regulations of any Governmental Entity.

        (b) The Company and its subsidiaries have not made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA") for the purpose of influencing any official act or decision of such official or inducing him or her to do or omit to do any act in violation of his or her lawful duty, to affect any act or decision of such official, or to secure any improper advantage, or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing him or her to do any act in violation of his or her lawful duty, or to secure any improper advantage, or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both clauses (i) and (ii) above in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or directing business to the Company or any of its subsidiaries or under circumstances which would subject the Company or any of its subsidiaries to liability under the FCPA (or any comparable foreign statute or regulation). To its knowledge, the Company has not made any bribe, kickback or other illegal payment in violation of any foreign or domestic law.

        SECTION 4.8  Change of Control.  Except as set forth on Section 4.4(a)
                     -----------------
or Section 4.8 of the Company Disclosure Schedules, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights or create any other detriment under the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

        SECTION 4.9  Litigation.  Except as set forth on Section 4.9 of the
                     ----------
Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, individually or in the aggregate, which would reasonably be expected to (i) have a Material Adverse Effect on the Company and its subsidiaries or (ii) prevent or materially delay the consummation of the Offer and the Merger. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would reasonably be expected to
(i) have a Material Adverse Effect on the Company or (ii) prevent or materially delay the consummation of the Offer and the Merger.

        SECTION 4.10  Information.  None of the information supplied by the
                      -----------
Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Proxy Statement or (iii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to any forward-looking information which may have been supplied by the Company, whether or not included by Parent or the Purchaser in any Offer Document or in the Proxy Statement or statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement.

        SECTION 4.11  Certain Approvals.  The Company has taken all necessary
                      -----------------
action to ensure that Section 912 of the BCL shall not apply to or be triggered by this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of the Company, no state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the transactions contemplated by this Agreement.

        SECTION 4.12  Employee Benefit Plans.
                      ----------------------

        (a) Section 4.12(a) of the Company Disclosure Schedule includes a complete list of all material employee benefit plans, programs, and other arrangements providing incentive compensation or benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("Plans") except for Foreign Plans (as hereinafter defined), a complete list of which the Company shall deliver to Parent within ten business days after the date of this Agreement. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

        (b) With respect to each material Plan (other than a Foreign Plan), the Company has, except as set forth on Section 4.12(b) of the Company Disclosure Schedule, delivered or made available to Parent a true, correct and complete copy of: (i) each material Plan document and each material document, if any, prepared in connection with such Plan, including without limitation, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as set forth on Section 4.12(b) of the Company Disclosure Schedule, there are no material amendments to any Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments.

        (c) Section 4.12(c) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") ("Qualified Plans"). Except as set forth on
Section 4.12(b) of the Company Disclosure Schedule, the IRS has issued a favorable determination letter with respect to each Qualified Plan that has not been revoked, and to the Company's knowledge there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. Each Plan which is intended to meet the requirements of

Code Section 501(c)(9), meets such requirements and provides no disqualified benefits (as such term is defined in Code Section 4976(b)).

        (d) All material contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

        (e) The Company and each of its subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. There is not now, nor, to the Company's knowledge, do any circumstances exist that could give rise to, any requirement for the posting of material security with respect to a Plan or the imposition of any material lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. To the Company's knowledge, no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan that could reasonably be expected to result in the imposition of any material penalty or tax on the Company.

        (f) With respect to each Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred during the last six years, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA that could have a Material Adverse Effect on the Company has been or is to the Company's knowledge expected to be incurred by the Company or any of its subsidiaries; and (vi) the PBGC has not instituted proceedings to terminate any such Plan and, to the Company's knowledge, no condition exists that could reasonably be expected to result in the institution of proceedings or which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

        (g) Except as set forth on Section 4.12(g) of the Company Disclosure Schedule, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of which are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan"), nor has the Company or any of its subsidiaries, or any of their respective ERISA Affiliates (as defined in the next sentence), at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its subsidiaries, or that is a member of the same "controlled group" as the Company or any of its subsidiaries, pursuant to Section 4001(a)(14) of ERISA. With respect to each Plan that is a Multiemployer Plan: (i) if the Company or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no material withdrawal liability under Title IV of ERISA would be incurred; and (ii) none of the Company and its subsidiaries, nor any of their respective ERISA Affiliates, has received any notification, nor has any reason to believe, that any such Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

        (h) There does not now exist, nor to the Company's knowledge do any circumstances exist that could reasonably be expected to result in, any material liability under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations known to the Company, other than a liability that arises solely out of, or relate solely to, the Plans, that would be a liability of the Company or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, to the Company's knowledge none of the Company, its subsidiaries nor any ERISA Affiliate of the Company or any of its subsidiaries has engaged in any transaction described in
Section 4069 or Section 4204 or 4212 of ERISA.

        (i) Except as set forth in the SEC Reports or on Section 4.12(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its subsidiaries.

        (j) There are no pending or to the Company's knowledge threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan that could have a Material Adverse Effect on the Company.

        (k) Except as set forth on Section 4.8 or 4.12(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its subsidiaries or result in any limitation on the right of the Company or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Plan or related trust. Without limiting the generality of the foregoing, the aggregate amounts paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) that will be "excess parachute payments" within the meaning of Section 280G of the Code, will not exceed the amounts set forth on Section 4.12(k) of the Company Disclosure Schedule.

        (l) With respect to employee benefit plans, programs, and other arrangements providing incentive compensation or other benefits to any employee or former employee or dependent thereof, which plan, program or arrangement is subject to the laws of any jurisdiction outside of the United States ("Foreign Plans"): (i) the Foreign Plans have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and
(iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        SECTION 4.13  Intellectual Property.
                      ---------------------
        (a) Set forth on Section 4.13(a) of the Company Disclosure Schedule is a list of all material patents, patent applications, trademark registrations and trademark applications, service mark registrations and service mark applications, certification mark registrations and certification mark applications, copyright registrations and copyright registration applications, mask works registrations and mask works registration applications, both domestic and foreign, which are owned by the Company or any of its subsidiaries. The assets described on Section 4.13(a) of the Company Disclosure Schedule and all other material computer software, trade secrets, trademarks, trade names, service marks, certification marks, copyrights, know-how, methods, processes, procedures, apparatus, equipment, industrial property, discoveries, inventions, patent disclosures, designs, drawings, plans, specifications, engineering data, manuals, development projects, research and development work in progress, technology or other proprietary rights or confidential information which are owned by or material to the Company or any of its subsidiaries are referred to as the "Intellectual Property." The Company and its subsidiaries own all right, title and interest in and to the Intellectual Property validly and beneficially, free and clear of all material Liens, with the sole and exclusive right to use the same, subject to those licenses listed on Section 4.13(b) of the Company Disclosure Schedule.

        (b) Set forth on Section 4.13(b) of the Company Disclosure Schedule is a list of (i) all material licenses, assignments and other transfers of Intellectual Property granted to others by the Company or any of its subsidiaries, and (ii) all material licenses, assignments and other transfers of patents, trade names, trademarks, service marks, copyrights, mask works registrations, software, trade secrets, know-how, technology or other proprietary rights or information granted to the Company or any of its subsidiaries by others. Except as set forth on Section 4.13(b) of the Company Disclosure Schedule, none of the material licenses, assignments or other transfers described above is subject to termination or cancellation or change in its terms or provisions as a result of this Agreement or the transactions provided for in this Agreement.

        (c) Except as set forth on Section 4.13(c) of the Company Disclosure Schedule to the best knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any Intellectual Property. The Intellectual Property constitutes all the intellectual property necessary or appropriate to conduct the business of the Company as presently conducted.

        (d) Except as set forth on Section 4.13(d) of the Company Disclosure Schedule, no material claim with respect to the Intellectual Property has been asserted or, to the best knowledge of the Company, is threatened by any person nor does the Company know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale or use of any product or process as used (currently or in the past) or offered or proposed for use or sale by the Company infringes on any copyright, trade secret, patent, tradename or other intellectual property right of any person, (ii) against the Company relating to the use of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any Intellectual Property. All granted and issued patents and all registered trademarks and service marks listed in Section 4.13(a) of the Company Disclosure Schedule and all copyrights held by the Company are valid, enforceable and subsisting.

        (e) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing, assignment or other transfer, use or enforceability thereof by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except indemnities agreed to in the ordinary course of business in connection with the sale, delivery or transfer of Company products and services or included as part of the Company's license agreements. The Company or its subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to Intellectual Property owned by the Company or its subsidiaries.

        SECTION 4.14  Taxes.
                      -----

        (a) The Company and each of its subsidiaries has filed all federal, state, local and foreign income Tax Returns (as hereinafter defined) required to be filed by it, and all other Tax Returns required to be filed by it. All such Tax Returns were correct in all material respects. The Company and each of its subsidiaries has paid or caused to be paid all Taxes (as hereinafter defined) shown as due and payable on such Tax Returns in respect of the periods covered by such returns and has made adequate provision in the Company's financial statements for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof. Except as set forth on Section 4.14(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. There are no security interests on any of the assets of Company or any of its subsidiaries that arose in connection with any failure to pay any Tax. There is no claim or dispute concerning any material Tax liability of the Company or its subsidiaries either
(i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its subsidiaries has knowledge based on personal contact with any agent of such authority. No issue has been raised in writing in any examination by any authority with respect to the Company or any subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed material deficiency or increase in Tax for any other period not so examined. Section 4.14 of the Company Disclosure Schedule lists the periods through which the Tax Returns required to be filed by the Company or any of its subsidiaries have been examined by the IRS or other appropriate taxing authority, or the period during which any assessments may be made by the IRS or other appropriate taxing authority has expired. All material deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company's financial statements, and no issue or claim has been asserted in writing for Taxes by any taxing authority for any prior period, other than those heretofore paid or provided for in the Company's financial statements. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries (i) has been a member of a group filing consolidated returns for federal income Tax purposes (except for the group of which the Company is the common parent), (ii) has any liability for the Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferor or successor, by contract or otherwise, or (iii) except as set forth on Section 4.14(a) of the Company Disclosure Schedule, is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature involving a material amount of Taxes that remains in effect.

        (b) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

        SECTION 4.15  Absence of Certain Changes.  Except as disclosed in the
                      --------------------------
SEC Reports filed prior to the date of this Agreement and except as set forth on
Section 4.15 of the Company Disclosure Schedule, since December 31, 1999 to the date of this Agreement, (i) there has not been any Material Adverse Effect on the Company; and (ii) the businesses of the Company and each of its subsidiaries have been conducted only in the ordinary course and in a manner consistent with past practice.

        SECTION 4.16  Labor Matters.  (a)  Except as set forth on Section 4.16
                      -------------
of the Company Disclosure Schedule, as of the date of this Agreement no employees of the Company or of any of its subsidiaries are represented by any labor union or any collective bargaining organization. As of the date of this Agreement, no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge as of the date hereof no facts or event exists that is likely to give rise to a violation of Section 4.16(a) on or before the Effective Time.

        (b) With respect to employees of and services providers the Company:

                (i) The Company complies and has complied materially with all applicable domestic and foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health re-quirements, and no claims or investigations are pending or, to the Company's knowledge, threatened with respect to such laws, either by private individuals or by governmental agencies; and all U.S. employees are at will except as set forth in Section 4.16 of the Company Disclosure Schedule;

                (ii) To the Company's knowledge it is not nor has it been engaged in any unfair labor practice. There is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

                (iii) As of the date of this Agreement, no material grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships (involving more than one employee) is pending, and no claims therefor exist or have, to the Company's Knowledge, been threatened; no labor strike, lock-out, slowdown, or work stoppage is pending or threatened against or directly affecting the Company; and, to the Company's knowledge as of the date hereof, no fact or event exists that is likely to give rise to a violation of Section 4.16(b)(iii) on or before the Effective Time; and

                (iv) All persons who are or were performing services for the Company and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

        SECTION 4.17  Relationships with Customers, Suppliers, Distributors and
                      ---------------------------------------------------------
Sales Representatives.  Except as set forth on Section 4.17 of the Company
---------------------
Disclosure Schedule, the Company has not received written notice that any customer, supplier, distributor or sales representative intends to cancel, terminate or otherwise modify its relationship with the Company or any subsidiary, which action would reasonably be expected to have a Material Adverse Effect on the Company.

        SECTION 4.18  Contracts.  Each material note, bond, mortgage, indenture,
                      ---------
lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of the properties or assets may be bound including, without limitation, all contracts in which the Company assumed or retained environmental liabilities in connection with the sales of companies or properties (the "Material Contracts") is valid and binding and in full force and effect, except where failure to be valid and binding and in full force and effect would not have a Material Adverse Effect on the Company, and there are no defaults by the Company or any of its subsidiaries or, to the Company's knowledge, any other party thereto, except those defaults that would not have a Material Adverse Effect on the Company. None of the Material Contracts with any affiliate of the Company are on terms less favorable to the Company than those that would be obtained from unaffiliated third parties. Except as set forth in Section 4.18 of the Disclosure Schedule, the Company is not party to any Contracts which after the Effective Time would have the effect of limiting the freedom of parent or its subsidiaries (other than the Company and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals.

        SECTION 4.19  Rights Agreement.  The Company and the Company Board have
                      ----------------
authorized all necessary action to amend the Rights Agreement (without redeeming the Rights) so that upon execution of such amendment (which will occur promptly after the date of this Agreement) none of the execution or delivery of this Agreement, the making of the Offer, the acquisition of Common Shares pursuant to the Offer or the consummation of the Merger in each case in accordance with the terms and conditions of this Agreement will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the stock certificates to which they are attached, (ii) cause Parent, the Purchaser or any of their Affiliates or Associates to be an Acquiring Person (as each such term is defined in the Rights Agreement) or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof.

        SECTION 4.20  Product Recalls.  The Company is not aware of any pattern
                      ---------------
or series of claims against the Company or any of its subsidiaries which reasonably could be expected to result in a generalized product recall relating to products sold by the Company or any of its subsidiaries, regardless of whether such product recall is formal, informal, voluntary or involuntary.

        SECTION 4.21  Brokers.  Except for the engagement of SSB, none of the
                      -------
Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Company has previously delivered to Parent a copy of the Company's engagement letters with SSB.

        SECTION 4.22  Opinion of Financial Advisor.  The Company Board has
                      ----------------------------
received the written opinion of SSB to the effect that, as of May 4, 2000, the consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates) pursuant to the Offer and the Merger, is fair to such holders from a financial point of view.

        SECTION 4.23  Year 2000 Compliance.  Except as could not reasonably be
                      --------------------
expected to have a Material Adverse Effect on the Company, to the knowledge of the Company none of the assets or properties owned or utilized by the Company has failed or will fail to perform because of the Year 2000 Problem. The term "Year 2000 Problem" means the material inability of any hardware, software or process to recognize and correctly calculate dates on and after January 1, 2000, or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date on or after January 1, 2000.

        SECTION 4.24  Government Contracts.
                      --------------------
        (a) The Company Disclosure Schedule sets forth (i) a list of all material current and open Government Bids to which the Company or any of the Company's subsidiaries is a party as of the date of this Agreement and (ii) a list of all Government Contracts for which there are or could reasonably be expected to be outstanding performance obli-gations, except for non-material Government Contracts with foreign government entities. With respect to any Government Contract or Government Bid (regardless whether there is an outstanding performance obligation) and except as set forth on Section 4.24 of the Company Disclosure Schedule, (A) the Company and its subsidiaries have complied in all material respects with all material terms and conditions of each such contract or bid, including clauses, provisions, and requirements incorporated expressly by reference or by operation of law therein;
(B) the Company and its subsidiaries have complied in all material respects with all requirements of all applicable laws, regulations, directions, or agreements pertaining to each Government Contract or Government Bid, and to the Company's performance on its Government Contracts; and (C) all representations and certifications executed, acknowledged or set forth in, or pertaining to each Government Contract or Government Bid were, when given, and are complete and correct in all material respects as of their effective date, and the Company and its subsidiaries have complied in all material respects with all such representations and certifications.

        (b) As of the date of this Agreement, and except as set forth on Section
4.24 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received from a party to a Government Contract or Government Bid (or any prime contractor, sub-contractor or other Person thereunder) any written show-cause notice, stop work order, cure notice, notice of convenience or default termination, or notice of default or violation concerning a Government Contract.

        (c) Neither the Company nor any of its subsidiaries has received from a party to whom a Government Bid has been submitted any written negative determination of responsibility concerning a Government Bid.

        (d) Except as set forth on Section 4.24 of the Company Disclosure Schedule, the Company has no knowledge of a request within three years prior to the date hereof by any Governmental Entity for a contract price adjustment for any reason, including, without limitation, based upon a claim of defective pricing or any cost incurred by the Company and its Subsidiaries which has been questioned, challenged or disallowed or has been the subject of any investigation, and no money due to the Company or its subsidiaries has been (or has been attempted to be) withheld or set off with respect to any Government Contract, which contract price adjustment, withheld or set off amount (i) is reasonably expected to have a Material Adverse Effect on the Company or (ii) is not otherwise fully reflected or reserved for in the 1999 Financial Statements.

        (e) Except as set forth on Section 4.24 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees, consultants or agents is (or during the last three years has been) under administrative, civil or criminal investigation, indictment or information or equivalent official governmental charge or allegation by any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other matter arising under or relating to any Government Contract. Except as set forth on Section 4.24 of the Company Disclosure Schedule, since January 1, 1996, the Company and its subsidiaries have not conducted or initiated any internal investigation, or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement, omission or other matter arising under or relating to any Government Contract or Government Bid. To the knowledge of the Company, there is no irregularity, misstatement or omission or other matter arising under or relating to any Government Contract or Government Bid that has led or could reasonably be expected to lead, either before or after the Effective Time, to a Material Adverse Effect.

        (f) Except as set forth on Section 4.24(f) of the Company Disclosure Schedule, there exist (i) no outstanding claims, requests for equitable adjustment or other contractual action for relief against the Company or its subsidiaries, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract or Government Bid, and (ii) no disputes between the Company or its subsidiaries and the U.S. Government under the Contract Disputes Act of 1978, as amended (the "Contract Disputes Act") or any other federal statute or between the Company or its subsidiaries and any prime contractor, subcontractor, vendor or other Person arising under or relating to any Government Contract or Government Bid. The Company has no knowledge of any fact which could reasonably be expected to result in a claim or a dispute under clause (i) or (ii) of the immediately preceding sentence. To the knowledge of the Company, the Company and its subsidiaries have no interest in any pending or potential material claim under the Contract Disputes Act against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid.

        (g) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees, consultants or agents is (or during the last three years has been) suspended or debarred or proposed to be suspended or debarred or declared ineligible from doing business with any Governmental Entity or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for contracting with any Governmental Entity. To the knowledge of the Company, no facts or circumstances exist that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company and its subsidiaries or any such director, officer, employee, consultant or agent.

        (h) The cost accounting systems with respect to Government Contracts of the Company and its subsidiaries are in compliance in all material respects with all applicable laws.

        (i) Section 4.24(i) of the Company Disclosure Schedule identifies by description or inventory number all material Customer Furnished Items. Customer Furnished Items are defined as all personal property, equipment and fixtures loaned, bailed or otherwise furnished to the Company or its subsidiaries by or on behalf of the U.S. Government or any other customer ("Customer Furnished Items"). Section 4.24(i) of the Company Disclosure Schedule also identifies each Government Contract or other executory contract pursuant to which each such Customer Furnished Item is furnished. The Company and its subsidiaries have complied in all material respects with all of their obligations relating to the Customer Furnished Items, and, upon the return thereof to the U.S. Government or other customer who provided such Customer Furnished Item in the condition thereof on the date hereof, would have no material liability with respect thereto.

        (j) The Company is not in violation of (i) any laws, directives, or regulations relating to security clearances of the protection of classified information or (ii) its security agreements relating thereto.

        (k) For purposes of this Agreement, (i) the term "Government Bids" shall mean any written quotations, bids or proposals that, if accepted, would bind any Person to perform the resultant Government Contract to furnish products or services to (A) any Governmental Entity,

        (B) any prime contractor of any Governmental Entity, or (C) any subcontractor, at any tier level, to any contract described in clauses (A) or
(B) above; and (ii) the term "Government Contract" shall mean a written, mutually binding legal relationship with (A) any Governmental Entity, (B) any prime contractor of any Governmental Entity, or (C) any subcontractor, at any tier level, to any contract described in clauses (A) or (B) above which obligates any Person to furnish products or services.

        SECTION 4.25  Government Contracting Audits.
                      -----------------------------
        (a) Section 4.25(a) of the Company Disclosure Schedule sets forth a list and description of each final audit or investigation, or in the absence thereof, a draft thereof, received by the Company and its subsidiaries since January 1, 1996 any performed by or for any prime or higher-tiered contractor or subcontractor, or Governmental Entity, including the Defense Contract Audit Agency, the Defense Contract Management Command, Defense Contract Administrative Service Management Area, the Defense Criminal Investigative Service, any governmental procurement agencies under the supervision of the Secretary of Defense, any investigative agency, any Inspector General, the Department of Justice, or the General Accounting Office (other than routine audits by resident auditors, none of which is material to the business of the Company and its subsidiaries, taken as a whole). Section 4.25(a) of the Company Disclosure Schedule also briefly describes the current status of such matters.

        (b) Section 4.25(b) of the Company Disclosure Schedule sets forth a list and description of each settlement agreement concerning Government Contracts or Government Bids between the Company or any of its subsidiaries and the U.S. Government which currently has or is expected to have a binding effect on the Company or its subsidiaries after the Effective Time, and under which the Company or its subsidiaries have material unperformed obligations with respect thereto.


                                 ARTICLE FIVE

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

        Parent and the Purchaser represent and warrant to the Company as follows:

        SECTION 5.1  Organization and Qualification.  Parent is a corporation
                     ------------------------------
duly organized, validly existing and in good standing under the laws of Delaware and each material subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Parent and each of its material subsidiaries (including the Purchaser) has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Ma-
terial Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, financial condition or results of operations of Parent or any of its subsidiaries that would be materially adverse to Parent and its subsidiaries taken as a whole; provided, however, that "Material Adverse Effect on Parent"
                  --------  -------
shall not include any change, effect, condition, event or circumstance to the extent attributable to (i) changes, effects, conditions, events or circumstances that generally affect the industries in which Parent operates, (ii) general economic conditions or change, effects, conditions or circumstances affecting the U.S. securities markets generally or (iii) changes, effects, conditions, events or circumstances arising from the announcement of the execution of this Agreement.

        SECTION 5.2  Authority Relative to this Agreement.  Each of Parent and
                     ------------------------------------
the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the respective Boards of Directors of Parent and the Purchaser and by Parent as sole Shareholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms.

        SECTION 5.3  No Conflict; Required Filings and Consents.
                     ------------------------------------------

        (a) Assuming (i) the filings required under the HSR Act and any foreign or supranational antitrust laws are made and the waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act and any applicable state securities, "blue sky" or takeover law are met, (iii) the requirements under applicable security and export control regulations are met and (iv) the filing of the certificate of merger and other appropriate merger documents, if any, as required by the BCL, is made, none of the execution and delivery of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or the Purchaser, (ii) conflict with or violate in any material respect any statute, ordinance, rule, regulation, order, judgment, decree, permit or license applicable to Parent or the Purchaser or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser or any of their subsidiaries is a party or by which Parent or the Purchaser or any of their subsidiaries or any of their respective properties or assets may be bound or affected, which would impair the ability of Parent or the Purchaser to perform its obligations under this Agreement, or prevent or materially delay the consummation of the transactions contemplated hereby.

        (b) None of the execution and delivery of this Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act and any state securities "blue sky" or takeover law, (ii) the filing of a certificate of merger pursuant to the BCL, and (iii) compliance with the HSR Act and any requirements of any foreign or supranational antitrust laws.

        (c) Neither Parent nor the Purchaser is known to be subject to foreign ownership, control or influence ("FOCI") as that term is used under Section 3 of the National Industrial Security Program Operating Manual published by the U.S. Department of Defense pursuant to Executive Order No. 12829.

        SECTION 5.4  Information.  None of the information supplied or to be
                     -----------
supplied by Parent and the Purchaser in writing specifically for inclusion in
(i) the Schedule 14D-9, (ii) the Proxy Statement or (iii) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        SECTION 5.5  Financing.  Parent has possession of, or has available to
                     ---------
it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement, and will cause the Purchaser to have sufficient funds available to consummate the Offer and the Merger and the transactions contemplated hereby.

        SECTION 5.6  Ownership of Purchaser; No Prior Activities.
                     -------------------------------------------

        (a) Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

        (b) As of the Effective Time, all of the outstanding capital stock of Purchaser will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Purchaser is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Purchaser or obligating Purchaser to grant, issue or sell any shares of the capital stock of, or other equity interests in, Purchaser, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Purchaser to repurchase, redeem or otherwise acquire any shares of the capital stock of Purchaser.

        (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Purchaser has not and will not have incurred, directly or indirectly, through any subsidiary or affiliates, any obligations or liabilities or engaged in any business activities of any type whatsoever or entered into any agreements or arrangements with any person.

                                  ARTICLE SIX

                                   COVENANTS

        SECTION 6.1  Conduct of Business of the Company.  Except as required by
                     ----------------------------------
this Agreement or otherwise with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it, including, without limitation, maintaining satisfactory relationships with suppliers, distributors, customers, licensors and others having business relationships with the Company. Without limiting the generality of the foregoing, and except as otherwise required by this Agreement or as set forth on Section 6.1 of the Company Disclosure Schedule, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

        (a) adopt any amendment to its Certificate of Incorporation or By-Laws or comparable organizational documents or the Rights Agreement (other than the amendment contemplated by Section 4.19);

        (b) sell, pledge or encumber any stock owned by it in any of its subsidiaries;

        (c) (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of (A) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of Common Shares (and the related Rights), in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Options outstanding on the date hereof or the Convertible Debentures outstanding on the date hereof pursuant to the terms of the governing instrument related to such Convertible Debentures (or, if a Triggering Event (as defined in the Rights Agreement) by a party other than Parent or the Purchaser shall occur, Rights) or (B) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof, or (ii) make any other changes in its capital structure;

        (d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock except for regular quarterly dividends or the Common Shares declared and paid at times and in an amount consistent with past practices other than between any of the Company and any of its wholly owned subsidiaries;

        (e) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

        (f) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its subsidiaries), or pay or award any benefit not required by any existing plan or arrangement to any officer, director or employee (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Stock Plans or otherwise), or grant any severance or termination pay to any officer, director or other employee of the Company or any of its subsidiaries (other than as required by existing agreements or policies described in the Company Disclosure Schedule), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its subsidiaries or establish, adopt, enter into, amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees of the Company or its subsidiaries (any of the foregoing being an "Employee Benefit Arrangement"), except, in each case, to the extent required by applicable law or regulation or existing term of any such Employee Benefit Arrangement described in the Company Disclosure Schedule, except for increases in compensation in the ordinary course consistent with past practice (in timing and magnitude) for employees other than officers, up to 2% of the payroll for such employees in the aggregate;

        (g) acquire, mortgage, encumber, sell, lease, license or dispose of any significant assets (including Intellectual Property) or securities, except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

        (h) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur, assume or pre-pay debt in the ordinary course of business in an amount not to exceed $1,000,000 per day and $5,000,000 in the aggregate and for purposes consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (iv) make any loans, advances or capital contributions to, or investments in, any other person, except for loans, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, (v) authorize or make capital expenditures which are in excess of $50,000 or $500,000 in the aggregate, (vi) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (vii) delay or accelerate payment of any account payable beyond or in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, or (viii) vary the Company's inventory practices in any material respect from the Company's past practices;

        (i) settle or compromise any suit or claim or threatened suit or claim where the amount involved is greater than $100,000;

        (j) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any contract (and, in any case, only if the amount involved is less than $200,000), (ii) waive, release, relinquish or assign any contract (or any of the Company's rights thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries;

        (k) make any tax election inconsistent with past practice that is not required by law or settle or compromise any tax liability;

        (l) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to the Purchaser, except in the ordinary course of business consistent with past practice;

        (m) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or, except in the ordinary course of business consistent with past practice, any assets;

        (n) enter into any contract or agreement other than in the ordinary course of business consistent with past practice;

        (o) except as may be required as a result of a change in law or in generally accepted accounting principles, make any change in its methods of accounting, including tax accounting policies and procedures;

        (p) agree in writing or otherwise to take any of the foregoing actions prohibited under this Section 6.1 or any action which would cause any representation or warranty in this Agreement to be or become untrue or incorrect; or

        (q) make any Government Bid where the amount involved is greater than $500,000; provided that if the profit margin to be received by the Company on the bid is less than 5% then such amount shall not be greater than $100,000.

        SECTION 6.2  Access to Information.  Subject to applicable law, from the
                     ---------------------
date of this Agreement until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, give Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") full access, during normal business hours, to the offices and other facilities and to the books and records of the Company and its subsidiaries and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives with such financial and operating data and such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. The Company shall furnish promptly to Parent and the Purchaser a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws. Parent and the Purchaser agree that any information furnished pursuant to this Section 6.2 will be subject to the provisions of the letter agreement dated September 13, 1999 between the Parent and the Company (the "Confidentiality Agreement").

        SECTION 6.3  Efforts.
                     -------

        (a) Subject to the terms and conditions provided herein, each of the Company, Parent and the Purchaser shall, and the Company shall cause each of its subsidiaries to, cooperate and use all reasonable efforts to make, or cause to be made, all filings necessary or proper under applicable laws and regulations, and to take all other actions necessary or advisable to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperation in the preparation and filing of the Offer Documents, the
Schedule 14D-9 and any actions or filings related thereto, the Proxy Statement, any required filings under the HSR Act, or other foreign filings and any amendments to any thereof, and cooperation in obtaining approvals necessary from Government Entities to continue fully existing operations.

        In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries should be discovered by the Company or Parent, as the case may be, which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

        (b) Parent and the Company shall file as soon as practicable (but not later than five business days in the case of the HSR Act filings) after the date of this Agreement notifications under the HSR Act or under any material applicable foreign statutes or regulations applicable to the Merger and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or such other domestic or foreign antitrust regulatory authority, as applicable for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

        (c) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement, provided, however, that, notwithstanding any other provision of
                --------  -------
this Agreement, the Company shall not, without Parent's prior written consent, and Parent shall not be obligated to, agree to divest, hold separate or otherwise materially restrict the use or operation of any business or assets of Parent or the Company, which divestiture, agreement to hold separate, or other restriction would reasonably be expected to have a Material Adverse Effect on Parent or the Company, as the case may be. Danaher represents that it cur-rently has no pending acquisitions in the motion controls area (except for those being announced on the date hereof) and there are no such acquisitions currently intended in the near term.

        SECTION 6.4  Public Announcements.  The Company, on the one hand, and
                     --------------------
Parent and the Purchaser, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Offer, the Merger and the other transactions contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

        SECTION 6.5  Employee Benefit Arrangements.
                     -----------------------------

        (a) Parent agrees that the Company will honor, and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance, bonus, supplemental retirement, and split dollar life insurance agreements and arrangements to which the Company is a party which are set forth on Section 6.5 of the Company Disclosure Schedule covering current and former directors, officers and employees, subject to any amendment or termination that may be permitted by the terms thereof.

        (b) Parent agrees that (i) for the period ending December 31, 2000, the Surviving Corporation shall continue the compensation and employee benefit and welfare plans and programs of the Company other than those providing equity-based compensation to the extent practicable as in effect on the date hereof, and (ii) thereafter the Surviving Corporation shall provide employees of the Company and its subsidiaries as a whole (A) compensation (including bonus and incentive awards) programs and plans and (B) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans), fringe benefits and vacation policies which are substantially the same as or not less favorable in the aggregate to such employees than those generally in effect with respect to similarly situated employees of Parent. Notwithstanding the forgoing, in no event shall severance benefits available to employees of the Company or its subsidiaries through the first anniversary of the Effective Date be less favorable than the severance benefits in effect as of the date of this Agreement, as set forth on Section 6.5 of the Company Disclosure Schedule. Without limiting the generality of the foregoing, following the Effective Time Parent shall provide, or cause to be provided, to persons who are as of the Effective Time retired salaried employees of the Company and its subsidiaries retiree medical benefits that are substantially comparable to those provided to them as of the Effective Time.

        (c) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to each employee of the Company (a "Company Employee") after the Effective Time, each Company Employee shall be credited with his or her years of service with the Company and its affiliates before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service for purposes of vesting, service and benefit accruals under any similar Plans, except to the extent such credit would result in a duplication of benefits and except for purposes of accrual of benefits under defined benefit pension plans. In addition, and without limiting the generality of the foregoing: (i) each Com-pany Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by Parent and its affiliates for the benefit of Company Employees (such plans, collectively, the "New Plans") to the extent coverage under such New Plan replaces coverage under a comparable Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plan"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent currently applicable to such persons.

        SECTION 6.6  Indemnification.
                     ---------------

        (a) The certificate of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Restated Certificate of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to the indemnification provisions contained in the Surviving Corporation's certificate of incorporation and by-laws.

        (b) Parent and the Surviving Corporation shall, until the fourth anniversary of the Effective Time or such earlier date as may be mutually agreed upon by Parent, the Surviving Corporation, and the applicable Indemnified Party, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time. In lieu of the purchase of such insurance by Parent or the Surviving corporation, the Surviving Corporation may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under the Company's directors' and liability insurance coverage. In no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph (b) any amount per year (in the case of ongoing annual coverage) in excess of 150% of the aggregate premiums paid by the Company and the Subsidiaries in the fiscal year ending December 31, 1999 for directors' and officers' liability insurance, which amount has been disclosed to Parent.

        (c) The Company and, following the purchase of any Shares by Purchaser pursuant to the Offer, Parent shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and, from and after the Effective Time, Parent shall cause the Surviving Corporation to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless, the present and former officers, directors, employees and agents of the Company or any of its subsidiaries in their capacities as such (each an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby).

        (d) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.6.

        (e) This Section 6.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Indemnified Parties and their respective heirs, executors and personal representatives, and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation. This Section 6.6 shall not limit or otherwise adversely affect any rights any Indemnified Party may have under any agreement with the Company or any of its subsidiary or the Company's or any such subsidiary's Certificate of Incorporation or By-Laws.

        SECTION 6.7  Notification of Certain Matters.  Parent and the Company
                     -------------------------------
shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied, and (b) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided,
                                                               --------
however, that no such notification shall affect the representations or
-------
warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and the Purchaser shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

        SECTION 6.8  Rights Agreement.  The Company covenants and agrees that
                     ----------------
it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or the Purchaser to acquire beneficial ownership of 20% or more of the Common Shares without causing a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement) to occur. The Board of Directors of the Company shall not make a determination that Parent, the Purchaser or any of their respective Affiliates or Associates is an "Acquiring Person" for purposes of the Rights Agreement.

        SECTION 6.9  State Takeover Laws.  The Company shall, upon the request
                     -------------------
of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger, of any state takeover law.

        SECTION 6.10  No Solicitation.
                      ---------------

        (a) The Company shall, and shall direct its affiliates and their respective officers, directors, employees, representatives and agents to immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition

Transaction (as hereinafter defined). The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate or encourage, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any merger, liquidation, recapitalization, consolidation or other business combination involving the Company or its subsidiaries or acquisition of more than 5% of capital stock or any material portion of the assets of the Company or its subsidiaries, or any combination of the foregoing (other than the Offer and the Merger) (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in substantive discussions with any person (other than the Purchaser, Parent or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may, prior to the purchase of Common Shares pursuant to the Offer, furnish information to, and negotiate or otherwise engage in substantive discussions with, any person who delivers a written proposal for an Acquisition Transaction if the Company Board determines in good faith by a majority vote, after consultation with its outside legal counsel and financial advisors, that such a transaction is reasonably likely to result in a transaction that is superior in comparison to the Offer and the Merger and the terms of this Agreement to the Company's shareholders from a financial point of view and to the Company, taking into account the terms and conditions thereof, the likelihood of consummation and the time required to complete such transaction (a "Superior Proposal"), and prior to furnishing non-public information to any such party, the Company shall have (i) entered into a confidentiality agreement with such party containing confidentiality terms at least as favorable to the Company as those of the Confidentiality Agreement and
(ii) shall provide Parent or Purchaser copies of all proposed written agreements, arrangements, or understandings, including the forms of any agreements supplied by third parties, and all applicable financial statements and evidence of any planned financing with respect to such Superior Proposal (and a description of all material oral agreements with respect thereto).

        (b) From and after the execution of this Agreement, the Company shall immediately advise the Purchaser in writing of the receipt, directly or indirectly, of any proposal with respect to an Acquisition Transaction, and of any discussions, negotiations or proposals relating to an Acquisition Transaction, identify the offeror and furnish to the Purchaser a copy of any such proposal, if it is in writing, or a written summary of any such proposal relating to an Acquisition Transaction if it is not in writing. The Company shall promptly advise Parent of any significant developments relating to such proposal, including the results of any discussions or negotiations with respect thereto.

        (c) Nothing contained in this Section 6.10 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or as otherwise required by law.

        SECTION 6.11  Parent Agreement Concerning Purchaser.  Parent agrees to
                      -------------------------------------
cause the Purchaser to comply with its obligations under this Agreement.

        SECTION 6.12  Convertible Debentures.  As of the Effective Time, Parent
                      ----------------------
shall enter into such supplemental indentures as may be required under the terms of the indenture for the Convertible Debentures.


                                 ARTICLE SEVEN

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        SECTION 7.1  Conditions.  The respective obligations of Parent, the
                     ----------
Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

        (a) Shareholder Approval. The shareholders of the Company shall have
            --------------------
duly approved the transactions contemplated by this Agreement, if required by applicable law.

        (b) Purchase of Common Shares. The Purchaser shall have accepted for
            -------------------------
payment and paid for Common Shares in an amount sufficient to meet the Minimum Condition and otherwise pursuant to the Offer in accordance with the terms hereof, provided, however, that this condition shall be deemed to be satisfied
        --------  -------
with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Common Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

        (c) Injunctions; Illegality. The consummation of the Merger shall not be
            -----------------------
restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger, or has the effect of making the acquisition of Common Shares in the Merger illegal.

        (d) Regulatory Approval. Any waiting period (and any extension thereof)
            -------------------
under the HSR Act or under any material applicable foreign statutes or regulations applicable to the Merger shall have expired or terminated.


                                 ARTICLE EIGHT

                        TERMINATION; AMENDMENTS; WAIVER

        SECTION 8.1  Termination.  This Agreement may be terminated and the
                     -----------
Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company (with any termination by Parent also being an effective termination by the Purchaser):

        (a) by the mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

        (b) by Parent or the Company if (i) Purchaser fails to commence the Offer on or prior to May 15, 2000 or (ii) Purchaser shall not have accepted for payment and paid for the Common Shares pursuant to the Offer in accordance with the terms hereof and thereof on or before September 30, 2000; provided, however,
                                                              --------  -------
that a party may not terminate this Agreement pursuant to this Section 8.1(b) if such failure to accept for payment and pay for the Common Shares is due to such party's material breach of this Agreement;

        (c) by Parent or the Company if the Offer is terminated or withdrawn pursuant to its terms and the terms of this Agreement without any Common Shares being purchased thereunder, other than due to a breach hereof by the terminating party;

        (d) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Common Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate this
                         --------
Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling;

        (e) by the Company if, prior to the acceptance for payment of Common Shares pursuant to the Offer, the Company Board shall have determined to recommend a Superior Proposal to its shareholders and to enter into a binding written agreement concerning such Superior Proposal after making the determination required by Section 6.10(a); provided that the Company may not
                                           --------
exercise its right to terminate under this Section 8.1(e) (and may not enter into a binding written agreement with respect to any Superior Proposal) unless and until (i) the Company shall have provided the Purchaser and Parent prior written notice at least five business days prior to such termination that the Company Board has authorized and intends to effect the termination of this Agreement pursuant to this Section 8.1(e), including copies of all proposed written agreements, arrangements, or understandings, including the forms of any agreements supplied by third parties, and all applicable financial statements and evidence of any planned financing with respect to such Superior Proposal (and a description of all material oral agreements with respect thereto), (ii) the Company Board shall have determined, in good faith and after consultation with its legal and financial advisors, that the foregoing Acquisition Transaction constituted at the time of its determination to terminate this Agreement and, at the end of the 5-business day period referred to in clause (i) above still constitutes a Superior Proposal and (iii) prior to such termination, the Company shall have paid to Parent the Termination Fee and the Expense Fee described in Section 8.3(b);

        (f) by Parent prior to the purchase of Common Shares pursuant to the Offer, if the Company Board (i) shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in any manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger, (ii) shall have approved or recommended an Acquisition Transaction,
(iii) or the Company shall have breached Section 6.8, or (iv) shall have resolved to effect any of the foregoing;

        (g) by Parent prior to the purchase of Common Shares pursuant to the Offer if the Minimum Condition (as defined in Annex I) shall not have been satisfied by the close of busi-ness on the business day immediately preceding September 30, 2000 and an Acquisition Transaction shall have been publicly announced or disclosed.

        SECTION 8.2  Effect of Termination.  In the event of the termination of
                     ---------------------
this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of the last sentence of Section 6.2 and the provisions of this Section 8.2 and Section 8.3, which shall survive any such termination. Nothing contained in this Section 8.2 shall relieve any party from liability for any willful breach of this Agreement.

        SECTION 8.3  Fees and Expenses.
                     -----------------

        (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        (b) In the event that this Agreement is terminated pursuant to Section 8.1(e) or Section 8.1(f) (other than Section 8.1(f)(i) if no Acquisition Proposal shall have been publicly announced or disclosed), then the Company shall promptly (and in any event within one business day after such termination or, in the case of any such termination by the Company, prior to such termination) pay Parent an amount equal to (i) a termination fee of $10,000,000 (the "Termination Fee"), provided that in no event shall more than one Termination Fee be payable by the Company plus (ii) Parent's aggregate Expenses not exceeding $1,000,000 (the "Expense Fee"). Parent's "Expenses" shall mean all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with or in contemplation of the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent.

        (c) In the event that this Agreement is terminated pursuant to Section 8.1(f)(i) (if no Acquisition Proposal shall have been publicly announced or disclosed) or Section 8.1(g) hereof and within 12 months of the date of termination of this Agreement a transaction constituting an Acquisition Transaction is consummated, the Company shall, prior to or simultaneously with the consummation of such transaction, pay Parent the Termination Fee and the Expense Fee; provided, however, that in no event shall the Company be obligated
             --------  -------
to pay more than one Termination Fee and Expense Fee pursuant to this Section
8.3.

        (d) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

        SECTION 8.4  Amendment.  Subject to Section 1.3(c), this Agreement may
                     ---------
be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the shareholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

        SECTION 8.5  Extension; Waiver.  Subject to Section 1.3(c), at any time
                     -----------------
prior to the Effective Time, Parent and the Purchaser, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other or (iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE NINE

                                 MISCELLANEOUS

        SECTION 9.1  Non-Survival of Representations and Warranties.  The
                     ----------------------------------------------
representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 3.2 and Section 6.6 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

        SECTION 9.2    Entire Agreement; Assignment.
                       ----------------------------
        (a) This Agreement (including the documents and the instruments referred to herein, including, without limitation, the Confidentiality Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

        (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Parent may assign its rights and the Purchaser may assign its rights, interest and obligations to any direct or indirect subsidiary of Parent without the consent of the Company, provided that no such assignment shall relieve Parent of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        SECTION 9.3  Validity.  The invalidity or unenforceability of any
                     --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

        SECTION 9.4  Notices.  All notices, requests, claims, demands and other
                     -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

          If to Parent or the Purchaser:

          Danaher Corporation
          1250 24th Street, N.W., Suite 800
          Washington, D.C.  20037
          Attention:  Patrick W. Allender
          Facsimile:  (202) 828-0860

          with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York  10019
          Attention:  Trevor S. Norwitz, Esq.
          Facsimile:  (212) 403-2000

          If to the Company:

          Kollmorgen Corporation
          Reservoir Place, 1601 Trapelo Road
          Waltham, Massachusetts  02451
          Attention:  James A. Eder, Esq.
          Facsimile:  (860) 232-4033

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Attention:  Creighton O'M Condon
          Facsimile:  (212) 848-7179

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

        SECTION 9.5  Governing Law; Jurisdiction.  This Agreement shall be
                     ---------------------------
governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

        SECTION 9.6  Descriptive Headings.  The descriptive headings herein are
                     --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        SECTION 9.7  Counterparts.  This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        SECTION 9.8  Parties in Interest.  Except with respect to Section 6.6
                     -------------------
(which is intended to be for the benefit of the persons identified therein, and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 9.9  Certain Definitions.  As used in this Agreement:
                     -------------------
        (a) the term "affiliate", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

        (b) the term "Person" or "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act); and

        (c) the term "Subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        SECTION 9.10  Specific Performance.  The parties hereto agree that
                      --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.


                              DANAHER CORPORATION

                              By:   /s/ Daniel L. Comas
                                  --------------------------------
                                    Name: Daniel L. Comas
                                    Title: Vice President

                              KING DC ACQUISITION CORP.

                              By:   /s/ Daniel L. Comas
                                  --------------------------------
                                    Name: Daniel L. Comas
                                    Title: Vice President

                              KOLLMORGEN CORPORATION

                              By:   /s/ Gideon Argov
                                  --------------------------------
                                    Name: Gideon Argov
                                    Title: President

                                                                         ANNEX I

          Conditions to the Offer. Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) promulgated under the Exchange Act, pay for any tendered Common Shares and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if
(i) there shall not be validly tendered and not properly withdrawn prior to the Expiration Date for the Offer that number of Common Shares which, when added to any Common Shares already owned by Parent or any of its subsidiaries, represents at least two-thirds of the total number of outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period or approval under the HSR Act or under any applicable foreign statutes or regulations shall not have expired or been terminated or obtained prior to the Expiration Date, (iii) all consents from third parties shall have been obtained except for those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect on the Company, or (iv) at any time on or after May 4, 2000 and prior to the time of acceptance for payment for any Common Shares, any of the following events (each, an "Event") shall occur:

                (a) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the Offer or to the Merger, that would reasonably be expected to, directly or indirectly: (i) make illegal or otherwise prohibit consummation of the Offer or the Merger, (ii) prohibit or materially limit the ownership or operation by Parent or the Purchaser of all or any material portion of the business or assets of the Company or any of its subsidiaries taken as a whole or compel Parent or the Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent or the Purchaser or the Company or any of its subsidiaries taken as a whole, or seek to impose any material limitation on the ability of Parent or the Purchaser to conduct its business or own such assets, in any such case under this clause (ii), which would reasonably be expected to have a Material Adverse Effect on Parent or the Company, as the case may be, (iii) impose material limitations on the ability of Parent or the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Common Shares, including, without limitation, the right to vote any Common Shares acquired by the Purchaser or Parent pursuant to the Offer on all matters properly presented to the Company's shareholders, (iv) require divestiture by Parent or the Purchaser of any Common Shares, or (v) result in a Material Adverse Effect on the Company; or

                (b) there shall be instituted or pending any action or proceeding by any Governmental Entity that would reasonably be expected to result in, any of the consequences referred to in clauses (i) through
        (v) of paragraph (a) above or by any third party for which there is a substantial likelihood of resulting in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above; or

                (c) since the date of the Merger Agreement, any change shall have occurred and be continuing in the business, financial condition or results of operations of the Company or any of its subsidiaries that has, or could reasonably be expected to have, a Material Adverse Effect on the Company; or

                (d) (i) the Company Board or any committee thereof shall have withdrawn or shall have modified or amended in a manner adverse to Parent or the Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer or the Merger Agreement, or shall have approved or recommended any Acquisition Transaction, (ii) a Person shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Acquisition Transaction, or (iii) the Company Board or any committee thereof shall have resolved to do or enter into any of the foregoing; or

                (e) the Company and the Purchaser and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated, or the Merger Agreement shall have been terminated in accordance with its terms; or

                (f) any of the representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or Material Adverse Effect on the Company, shall not be true and correct, as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date) except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; or

                (g) the Company shall have failed to perform in any material respect or to comply in any material respect with any of its material obligations, covenants or agreements under the Merger Agreement; or

                (h) there shall have occurred, and continue to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on the over-the-counter stock market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), (ii) any decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index from the close of business on the last trading day immediately preceding the date of the Merger Agreement through the applicable Expiration Date, or (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

        The foregoing conditions (including those set forth in clauses (i), (ii) and (iii) of the initial paragraph) are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

        The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.

                                      -3-